                                           ROYCE VALUE TRUST, INC.

                                          CERTIFICATE OF CORRECTION

         Royce Value Trust, Inc., a Maryland corporation (the "Corporation"), hereby certifies that:

         FIRST: The title of the document being corrected is "Articles of Amendment".

         SECOND: The only party to the document being corrected is Royce Value Trust, Inc.

         THIRD:            The Articles of Amendment were filed on March 23,
                           1998.

         FOURTH: The execution of the document was defective in that the signatory was incorrectly designated as President rather than as Vice President.

         IN WITNESS WHEREOF, Royce Value Trust, Inc. has caused these presents to be signed in its name and on its behalf, as of May 11, 1998, by its duly authorized officers who acknowledge that this Certificate of Correction is the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth, herein that are required to be executed under oath are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:                                   ROYCE VALUE TRUST, INC.

John E. Denneen                            John D. Diederich
--------------------                       --------------------------
Name: John E. Denneen                      Name:  John D. Diederich
Title: Secretary                           Title:  Vice President